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                                                                  EXHIBIT 3(ii)

                        AMERON INTERNATIONAL CORPORATION
                            (a Delaware corporation)


                                     BYLAWS

                            (Restated with amendments
                             through March 22, 2000)


                                    ARTICLE I

                                     Offices

             SECTION 1.01. Registered Office. The registered office of AMERON INTERNATIONAL CORPORATION (hereinafter called the Corporation) in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent in charge thereof shall be The Corporation Trust Company.

             SECTION 1.02. Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors (hereinafter called the Board) may from time to time determine or as the business of the Corporation may require.


                                   ARTICLE II

                            Meetings of Stockholders

             SECTION 2.01. Annual Meetings. Annual Meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

             SECTION 2.02. Special Meetings. Special meetings of the stockholders of the Corporation for any purpose may only be called in accordance with the provisions of the Certificate of Incorporation.

         SECTION 2.03. Place of Meetings. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may be designated by the Board.

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         SECTION 2.04. Notice of Meetings. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purpose, then at his post office address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable, or wireless. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder to whom notice may be omitted pursuant to applicable Delaware law or who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except as a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

             SECTION 2.05. Quorum. Except as otherwise required by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

             SECTION 2.06.  Voting.

             (a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation:

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                      (i) on the date fixed pursuant to Section 6.05 of these
             Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

                      (ii) if no such record date shall have been so fixed, then
             (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

             (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledges to vote thereon, in which case only the pledges, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

             (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

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             SECTION 2.07. List of Stockholders. The Secretary of the
Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

             SECTION 2.08. Judges. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. Each judge so appointed shall first subscribe an oath faithfully to execute the duties of a judge at such meeting with strict impartiality and according to the best of his ability. Such judges shall decide upon the qualifications of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

             SECTION 2.09. Action Without Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders. No action shall be taken by stockholders by written consent.

             SECTION 2.10 Notice of Stockholder Business. At any annual stockholders' meeting, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual stockholders' meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be received at the principal office of the Corporation not less than sixty (60) days nor more than one hundred and twenty (120) days

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prior to the meeting; provided, however, that in the event that the first public disclosure (whether by mailing of a notice to shareholders, press release or otherwise) of the date of the meeting is made less than sixty-five
(65) days prior to the date of the meeting, notice by the stockholder will be timely if received not later than the close of business on the tenth day following the day on which such first public disclosure was made. A stockholder's notice to the Secretary shall set forth, as to each matter the stockholder proposes to bring before the annual meeting, (i) the reasons for conducting such business at the annual meeting; (ii) the name and address as they appear on the Corporation's stock register, of the stockholder proposing such business; (iii) the number of shares of capital stock of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding any other provision of these Bylaws, no business shall be conducted at an annual stockholders' meeting except in accordance with the procedures set forth in this Section 2.10. If the presiding officer of an annual stockholders' meeting determines and declares that business was not properly brought before the meeting in accordance with this Section 2.10, any such business shall not be transacted.

                                   ARTICLE III

                               Board of Directors

             SECTION 3.01. General Powers. The property, business and affairs of the Corporation shall be managed by the Board.

             SECTION 3.02. Number and Term of Office. The number of directors shall not be less than six (6) nor more than eleven (11), the exact number of which shall be fixed by Bylaw duly adopted by the Board. The number of directors of the Corporation shall be eight (8). The Board shall be divided into three classes, Class I, Class II and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending at the annual meeting to be held in 1987, the directors first elected to Class II shall serve for a term ending at the annual meeting to be held in 1988 and the directors first elected to Class III shall serve for a term ending at the annual meeting to be held in 1989. Directors need not be stockholders. Each of the directors of the Corporation shall hold office until his successor shall have been duly elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

             SECTION 3.03. Election of Directors. In any election of directors of the Corporation, a holder of any class or series of stock then entitled to vote in such election shall

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be entitled to as many votes as shall equal (i) the number of votes which
(except for this Section as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by (ii) the number of directors to be elected in the election in which his class or series of shares is entitled to vote, and each stockholder may cast all of such votes for a single director or for any two or more of them as he may see fit.

             SECTION 3.04. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

             SECTION 3.05. Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office for the unexpired term of his predecessor or until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

             SECTION 3.06. Place of Meeting, Etc. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

             SECTION 3.07. First Meeting. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

             SECTION 3.08. Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

             SECTION 3.09. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or a majority of the authorized number of directors. Except as otherwise provided by law or by these Bylaws, notice of

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the time and place of each such special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph or cable or be delivered personally not less than twenty-four (24) hours before the time at which the meeting is to be held. Except where otherwise required by law or by these Bylaws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

             SECTION 3.10. Quorum and Manner of Acting. Except as otherwise provided in these Bylaws or by law, the presence of a majority of the number of directors then currently specified as the size of the Board pursuant to
Section 3.02 of these Bylaws shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

             SECTION 3.11. Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

             SECTION 3.12. Removal of Directors. Subject to the provisions of the Certificate of Incorporation, a director may be removed at any time, for cause only.

             SECTION 3.13. Compensation. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by him on account of his attendance at any meetings of the Board or Committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

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             SECTION 3.14. Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of such absent or disqualified member.

             SECTION 3.15. Notice of Director Nominations. Only persons who are nominated in accordance with the procedures set forth in this Section
3.15 shall be eligible for election as Director at annual meeting of the stockholders. Nominations of candidates for election to the Board of Directors of the Corporation at any annual meeting may be made only by or at the direction of the Board of Directors or by a stockholder entitled to vote at such annual meeting. All such nominations, except those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation of the stockholder's intention to make such nomination. To be timely, any such notice must be received at the principal office of the Corporation not less than sixty (60) no more than one hundred twenty (120) days prior to the date of such annual meeting; provided, however, that in the event that the first public disclosure (whether by mailing of a notice to stockholders, press release or otherwise) of the date of such annual meeting is made less than sixty-five (65) days prior to the date of such annual meeting, notice by the stockholder will be timely if received not later than the close of business on the tenth day following the day on which such first public disclosure was made. Such stockholder's notice with respect to a proposed nomination shall set forth
(i) the name, age, business and residence address and principal occupation or employment of each nominee proposed in such notice; (ii) the name and address of the stockholder giving the notice as the same appears in the Corporation's stock register; (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee and by such stockholder; and (iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee. Such notice must also include a signed consent of each such nominee to serve as a director of the Corporation, if elected.

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             In the event that a person is validly designated as a nominee in accordance with the procedures specified above and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee; provided, however, that in the case of persons not nominated by the Board of Directors, such a substitution may only be made if notice as provided above in this Section 3.15 is received at the principal office of the Corporation not later than the later of (i) thirty (30) days prior to the date of the annual meeting or (ii) five (5) days after the stockholder proposing the original nominee first learned that such original nominee has become unable or unwilling to stand for election.

                                   ARTICLE IV

                                    Officers

             SECTION 4.01. Officers, Election and Removal. The officers of the Corporation shall be a President, a Vice President, a Secretary, and a Treasurer. The Corporation may also have at the discretion of the Board of Directors an Executive Vice President, one or more additional Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be elected by the Board of Directors. Any two or more offices may be held by the same person except that the office of President and the office of Secretary may not be held by the same person.

             The officers of the Corporation shall be elected annually by the Board of Directors at their first meeting after the annual meeting of the stockholders and, unless they shall sooner resign, be removed or become disqualified, shall hold office until their respective successors shall be elected and qualify.

             The Chairman of the Board and the President shall be elected from among the Directors but the other officers need not be Directors.

             Any officer may be removed either with or without cause by a majority of the Directors at the time in office at any regular or special meeting of the Board of Directors.

             SECTION 4.02. Chairman of the Board. The Chairman of the Board, if there shall be one, shall preside at all meetings of the stockholders and of the Board of Directors. He shall, ex officio, be a member of all committees appointed or constituted by the Board of Directors, including the Executive Committee.

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             SECTION 4.03. President, Executive Vice President and Vice
President. The President shall be responsible to the Board of Directors for all actions and activities of the Corporation.

             The Executive Vice President, if there shall be one, shall act for the President in the President's absence. He shall have such other powers and be required to perform such other duties as the President and the Board of Directors shall prescribe.

             The Vice President, or if there shall be more than one such officer elected, shall have such powers and perform such duties as may be delegated to him or them by the President or the Board of Directors.

             SECTION 4.04. Secretary. The Secretary shall issue notices for all meetings, shall keep their minutes, shall have charge of the seal and the Corporate books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the Board of Directors. He shall also keep at the principal office of the corporation or cause to be kept at the office of the Corporation's transfer agent, a stock transfer book, and he shall keep or cause to be kept by the Corporation's registrar, a share registry book. The Secretary may be required to perform such duties of the Treasurer as may be assigned to him from time to time.

             SECTION 4.05. Treasurer. The Treasurer shall have the custody of all moneys and securities of the Corporation and shall keep regular books of account. He shall disburse the funds of the Corporation in payment of the just demands against the Corporation or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and to the Board of Directors from time to time as may be required of him, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall perform all other duties incident to his office or that are properly required of him by the Board. He shall give the Corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties, satisfactory to the Board of Directors, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

             SECTION 4.06. Incapacity. In case of the absence or inability of any officer of the Corporation to act and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any Director or other person whom they may select.

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             SECTION 4.07. Vacancies. Vacancies in any office arising from any cause may be filled by the Directors at any regular or special meeting.

             SECTION 4.08. Other officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

             SECTION 4.09. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving proper compensation therefor.

                                    ARTICLE V

                 Contracts, Checks, Drafts, Bank Accounts, Etc.

             SECTION 5.01. Execution of Contracts. The Board, except as in these Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

             SECTION 5.02. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

             SECTION 5.03. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board and shall be drawn out only by check signed by persons designated, from time to time, by resolution of the Board of Directors.

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             SECTION 5.04. General and Special Bank Accounts. The Board may
from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

                                   ARTICLE VI

                            Shares and Their Transfer

             SECTION 6.01. Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the President or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04.

             SECTION 6.02. Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the

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Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

             SECTION 6.03. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

             SECTION 6.04. Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

             SECTION 6.05. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                   ARTICLE VII

                                 Indemnification

             SECTION 7.01.  (DELETED MARCH 30, 1987)


                                  ARTICLE VIII

                               Executive Committee

             SECTION 8.01. Members and Powers. The Board, by resolution adopted by majority of its total number, may annually elect three or more of its number to constitute an Executive Committee of the Board to have authority to exercise to the extent permitted by law, in the intervals between meetings of the Board, all powers of the Board, except to amend or repeal these Bylaws, or to fill vacancies in its own membership or in the Board, or to declare dividends. The actions of the Executive Committee shall be ratified at the next succeeding meeting of the Board.

             SECTION 8.02. Meetings. The Executive Committee may adopt rules governing the method of the notice of the time and place of its meetings and the conduct of the proceedings thereat; but, in the absence of such rules, meetings of the Executive Committee may be called by any member of the Committee. Notice to each member, regarding the time and place of holding the proposed meeting, shall be given to each member verbally or by mail at least twenty-four (24) hours before the time of the meeting. No notice of a meeting will be required if all members of the Committee are in attendance, or if notice is waived. The Executive Committee shall keep a record of its acts and proceedings.

             SECTION 8.03. Quorum. To constitute a quorum of the Executive Committee for the transaction of business at any meeting, a majority shall be present and the act of a majority of the whole Committee shall be necessary to constitute the act of the Committee.

             SECTION 8.04. Removal of Members. Any member of the Executive Committee may be removed with or without cause by resolution of the Board, adopted by a majority of its total number then in office.

             SECTION 8.05. Vacancies. Vacancies in the Executive Committee shall be filled in the same manner as for the original appointment to membership.

                                   ARTICLE IX

                                  Miscellaneous

             SECTION 9.01. Seal. The Corporate seal of the Corporation shall consist of two concentric circles, between which is the name of the Corporation, and in the center shall be inscribed the year of its incorporation and the words, "Corporate Seal, Delaware."

             SECTION 9.02. Waiver of Notices. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

             SECTION 9.03. Amendments. Except as otherwise provided herein or in the Certificate of Incorporation, these Bylaws or any of them, may be altered, amended, repealed or rescinded and new Bylaws may be adopted, (i) by the Board, or (ii) by the stockholders, at any annual meeting of stockholders, or at any special meeting of stockholders, provided that notice of such proposed alteration, amendment, repeal, rescission or adoption is given in the notice of meeting.